As filed with the Securities and Exchange Commission on June 28, 1995
                                                   Registration No. 33-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ----------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                  ----------
                        CALIFORNIA COMMERCIAL BANKSHARES
             (Exact name of registrant as specified in its charter)

           California                                 95-3748495
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)


                               4100 Newport Place
                        Newport Beach, California 92660
                    (Address of principal executive offices)


                        CALIFORNIA COMMERCIAL BANKSHARES
                             1995 STOCK AWARD PLAN
                            (Full title of the plan)

                                 Abdul S. Memon
                  Principal Financial and Accounting Officer
                              4100 Newport Place
                        Newport Beach, California 92660
                    (Name and address of agent for service)

                                 (714) 863-2300
         (Telephone number, including area code, of agent for service)
                                  ----------
                        CALCULATION OF REGISTRATION FEE

=====================================================================================
                                               Proposed      Proposed
                                               maximum       maximum
                                 Amount        aggregate     aggregate    Amount of
        Title of securities      to be         offering      offering    registration
          to be registered     Registered        price         price         fee
- -------------------------------------------------------------------------------------

Common Stock, no par value   750,000 shares     $5.25       $3,937,500      $1,358
=====================================================================================

                                     PART I

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

          (1) The registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

          (2) The registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

          In addition, all documents subsequently filed by registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          The holders of outstanding shares of Common Stock have full voting rights, one vote for each share of record held. Shareholders have cumulative voting rights with respect to the election of directors, if certain conditions are met. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to holders of Common Stock will be distributed ratably among such holders. Holders of Common Stock have no preemptive or other

- ------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of
     Form S-8.

subscription or conversion rights, and no liability for further calls upon shares. The Common Stock is not subject to assessment. Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. On June 15, 1995, 2,245,000 shares of Common Stock were outstanding.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Articles of Incorporation of the Company provide that the liability of the Company's directors for monetary damages shall be eliminated to the fullest extent permitted under California law. The Company's Bylaws include a provision that eliminates, to the fullest extent permitted by California law, the personal liability of its directors and officers for monetary damages in any legal proceeding based on their action or inaction as a director or officer, subject to certain limitations for actions initiated by the director or officer, settlements not approved by the Company, losses covered by the directors' and officers' liability insurance policy maintained by the Company, and judgments for an accounting of profits pursuant to Section 16(b) of the Exchange Act and similar laws.

          The General Corporations Law of California (the "Law") (i) eliminates the liability of directors for monetary damages in an action brought by a shareholder in the right of the Company (referred to herein as a "derivative action") or by the Company for breach of duty to the Company and its shareholders and (ii) authorizes the Company to indemnify directors and officers for monetary damages for all acts or omissions committed by them in their respective capacities. Both the Law and the Bylaws of the Company, however, prohibit indemnification for (a) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (b) acts or omissions that a director or officer believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of a director or officer seeking indemnification, (c) any transaction from which a director or officer derives an improper personal benefit, (d) acts or omissions that show a reckless disregard for the director's or officer's duty to the Company or its shareholders in circumstances in which such person was aware, or should have been aware, in the ordinary course of performing his or her other duties, of a risk of serious injury to the Company or its shareholders, (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or officer's duty to the Company or its shareholders and (f) liabilities arising under Section 310 (contracts in which a director has material financial interest) and 316 (certain unlawful dividends, distributions, loans, and guarantees) of the Law. In addition, the Company may not indemnify directors and officers in circumstances in which indemnification is expressly prohibited by
Section 317 of the Law.

          The Company has entered into indemnification agreements with its directors and executive officers that require the Company to indemnify such directors and executive officers to the fullest extent permitted by applicable provisions of the Law, provided that any settlement of a third party action against such director or executive officer is approved by the Company, and subject to limitations for actions initiated by the director or officer, penalties paid by insurance, and violations of Section 16(b) of the Exchange Act and similar laws.

          The Company also maintains directors' and officers' liability insurance policies insuring directors and officers of the Company for up to $3,000,000 of covered losses as defined in the policies.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          See Index to Exhibits on page 9.

ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in paragraphs (1)(i) and
     (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 22nd day of June, 1995.

                                      CALIFORNIA COMMERCIAL BANKSHARES

                                      By:   William H. Jacoby
                                         --------------------------------------
                                            William H. Jacoby
                                            President and Chief
                                            Executive Officer


                               POWER OF ATTORNEY

          Each person whose signature appears below hereby authorizes and appoints William H. Jacoby and Mark Stuenkel his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                          Title                 Date
      ---------                          -----                 ----
   William H. Jacoby             President, Chief Executive    June 22, 1995
- -------------------------        Officer and Director
   William H. Jacoby             (Principal Executive
                                 Officer)


    Abdul S. Memon               Principal Financial and       June 22, 1995
- -------------------------        Accounting Officer
    Abdul S. Memon


   Mark H. Stuenkel              Director                      June 22, 1995
- -------------------------
   Mark H. Stuenkel


                                 Director                      June --, 1993
- -------------------------
    Phillip L. Bush


    Michael J. Gertner           Director                      June 22, 1995
- -------------------------
    Michael J. Gertner

                                 Director                      June --, 1995
- -------------------------
    James W. Hamilton


    Farrell G. Hinkle            Director                      June 22, 1995
- -------------------------
    Farrell G. Hinkle


      Robert L. McKay            Chairman of the Board         June  22, 1995
- -------------------------        and Director
      Robert L. McKay

                               INDEX TO EXHIBITS

                                                                  Sequential
  Exhibit                                                            Page
  Number              Description of Document                       Number
  ------              -----------------------                     ----------
    5                 Opinion of O'Melveny & Myers.............

   23.1               Consent of Counsel (contained in its
                      opinion filed as Exhibit 5)..............

   23.2               Consent of Deloitte & Touche LLP ........

   24                 Power of attorney (included at
                      page 7) .................................

   99.1               California Commercial Bankshares
                      1995 Stock Award Plan ...................